UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2014

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

PNC Warehousing Agreement Amendment

On August 26, 2014, Walker & Dunlop, Inc. (the “Company”) and Walker & Dunlop, LLC, the operating subsidiary of the Company, entered into a Third Amendment to Amended and Restated Warehousing Credit and Security Agreement (the “PNC Amendment”) with PNC Bank, National Association, as administrative agent (“PNC”), and the lenders party thereto. The PNC Amendment amends that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013 (as amended from time to time, the “PNC Warehousing Agreement”), by and among Walker & Dunlop, LLC, the Company, PNC and the lenders party thereto to, among other things, permit Walker & Dunlop, LLC to (i) warehouse mortgage loans that have been closed, or will be closed, and funded from unencumbered funds of Walker & Dunlop, LLC, (ii) warehouse existing Federal Housing Administration construction and permanent mortgage loans, the terms of which have been modified to reduce the applicable interest rate and the monthly payments of principal and interest, pursuant to terms reviewed and approved by the Department of Housing and Urban Development, and (iii) warehouse multifamily loans sold to Freddie Mac pursuant to Freddie Mac’s Direct Purchase of Tax Exempt Loan program, in each case on the terms and conditions set forth in the PNC Amendment. The Company continues to guarantee Walker & Dunlop, LLC’s obligations under the PNC Warehousing Agreement, as amended by the PNC Amendment.

The foregoing description of the PNC Amendment does not purport to be complete and is qualified in its entirety by reference to the PNC Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Some of the lenders under the PNC Amendment and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with the Company and its affiliates, cash management, investment banking, trust and other services. In addition, the Company has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Bank of America Warehousing Agreement Amendment

On August 26, 2014, Walker & Dunlop, LLC entered into a Seventh Amendment to Warehousing Credit and Security Agreement (the “Bank of America Amendment”) with Bank of America, N.A., as credit agent (the “Bank of America”), and the lenders party thereto. The Bank of America Amendment amends that certain Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, LLC, Bank of America and the lenders party thereto (as amended from time to time, the “Bank of America Warehousing Agreement”).

The Bank of America Amendment extends the expiration date of the Bank of America Warehousing Agreement from September 2, 2013 to November 3, 2014, to among other things, move the date of future annual renewals of the Bank of America Warehousing Agreement. The Bank of America Amendment also contains customary representations and warranties of Walker & Dunlop, LLC.

The foregoing description of the Bank of America Amendment does not purport to be complete and is qualified in its entirety by reference to the Bank of America Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Some of the lenders under the Bank of America Amendment and their affiliates have various relationships with the Company involving the provision of financial services, including other credit facilities with the Company and its affiliates, cash management, investment banking, trust and other services. In addition, the Company has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of August 26, 2014, by and among Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as guarantor, the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.2	Seventh Amendment to Warehousing Credit and Security Agreement, dated as of August 26, 2014, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: August 28, 2014	By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Third Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of August 26, 2014, by and among Walker & Dunlop, LLC, as borrower, Walker & Dunlop, Inc., as guarantor, the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.2	Seventh Amendment to Warehousing Credit and Security Agreement, dated as of August 26, 2014, by and among Walker & Dunlop, LLC, as borrower, Bank of America, N.A., as credit agent, and the lenders party thereto.